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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 25, 1997

                             COMMNET CELLULAR INC.
              (Exact name of registrant as specified in charter)


Colorado                                0-15056             84-0924904
(State or other Jurisdiction            (Commission         (I.R.S. Employer
of Incorporation)                       File Number)         Identification No.)

8350 East Crescent Parkway                                  80111
Suite 400                                                   (Zip Code)
Englewood, Colorado
(Address of Principal
Executive Offices)


Registrant's telephone number, including area code:  (303) 694-3234
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Item 5.  Other Events.

         CommNet Cellular Inc. ("CommNet") announced that shareholders of CommNet yesterday voted to approve the merger of AV Acquisition Corp., a Delaware corporation formed by an affiliate of Blackstone CCI Capital Partners L.P. (the "Partnership"), with and into CommNet (the "Merger").

         The Merger is expected to be consummated shortly after all conditions thereto have been satisfied, including the receipt of Federal Communications Commission ("FCC") approval. As previously disclosed, certain petitions have been filed before the FCC seeking to dismiss or deny CommNet's and the Partnership's joint application to the FCC to transfer control of certain cellular licenses from CommNet to the Partnership. Although CommNet is seeking to have the FCC dismiss such petitions on an expedited basis, there can be no assurance as to the outcome of such decision, or the time period that may elapse before a decision is reached, and consequently, of the time period that may elapse before the Merger is consummated. CommNet believes that it will prevail on the merits on the petitions and is contesting the petitions vigorously.

         CommNet has issued a press release announcing the shareholders' vote to approve the Merger, which is filed herewith as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

     (c) The following exhibit is filed with this report:

         99.1 Press Release dated September 26, 1997
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             COMMNET CELLULAR INC.



Date:  September 26, 1997    By:  /s/ Daniel P. Dwyer
                                  -----------------------------
                                  Daniel P. Dwyer
                                  Chief Financial Officer